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                                                                    EXHIBIT 99.1

Office Depot (ODP)
Q2 2003 Financial Release Conference Call
Thursday, July 24, 2003 8:00 am

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                                                                Event Transcript
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         TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
         Office Depot (ODP) - Q2 2003 Financial Release Conference Call
                        Thursday, July 24, 2003 8:00 am

                               OFFICE DEPOT (ODP)
                    Q2 2003 FINANCIAL RELEASE CONFERENCE CALL
                        THURSDAY, JULY 24, 2003 8:00 AM

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OPERATOR

Good morning. We would like to welcome you to the Office Depot Second Quarter 2003 Earnings Conference Call. All lines will be on listen-only mode for today's presentation, after which instructions will be given in order to ask a question. At the request of Office Depot, today's conference is being recorded. I would like to introduce Ms. Eileen Dunn, Vice President of investor relations and public relations, who will make a few opening comments. Ms. Dunn, you may now begin.

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EILEEN DUNN

Good morning every one. Before we begin today's call, I'd like to remind you that certain of the statement made on this call are forward-looking under the Private Securities Litigation Reform Act. Except for any historical, financial, and business performance information, comments made on this call should be considered forward-looking. Actual future results may differ materially from those discussed on this call due to risks and uncertainties, both foreseen and unforeseen. Certain of those risks and uncertainties are described in detail in our report on form 10-K filed with the SEC on March 13, 2003, and in our other filings with the SEC from time to time. During this call, our CEO, Bruce Nelson, will refer the results of our second quarter, which should not reflect the adoption of EITF 02-16 and therefore are non-GAAP numbers. The reconciliation of these non-GAAP numbers to GAAP results can be found on our website at www.officedepot.com. Now, I would like to introduce Office Depot's Chairman and CEO, Bruce Nelson.

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BRUCE NELSON

Thanks Eileen and good morning to all of you from beautiful downtown Delray Beach, Florida, where I am joined with my management team and later on I will have Charlie Brown, our EVP and CFO add some comments on our quarter. First, to give you kind of a recap of the quarter; GAAP EPS was 19 cents. We had significant improvement in our North American retail comps. We have said all along in the first quarter that I thought comps would [bottomly did] and we saw sequential improvements throughout the quarter. And in fact, June was slightly positive in our North American stores and we are optimistic about the future. Our North American contract business grew 5%. We said we would focus on large account growth and we are getting it. That growth is somewhat mitigated by softness in our Office Depot catalog business, which continues, but that too, we believe, will get better as the year progresses. We did complete the acquisition of Guilbert. We do have one month of June Guilbert's activities in this quarter. By the way, just from that prospective, it was a $121m of revenue and we will, at the end of the call, give you considerable more insight into Guilbert, what we found since we completed the acquisition on June 2, and more insight to next year.

We had a number of major achievements in the second quarter and not the least of which as we completed three new significant merchandizing issues. The rollout of Office Depot and virtually all of our stores were the major undertaking of our stores group and they did it flawlessly. We also completed major re-plan-o-grams in writing instruments and binders, both important categories to Office Depot and our business customers and we're beginning to see the results of those



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activities. We opened our first Millennium store just out side of Atlanta,
Georgia, in Marietta. We're excited about the early results of that store. We plan on 23-28 of those by the end of the year. This is a remodel format and we believe we can make this model work and go into 2004 with a remodeling program that will significantly improve some of our older stores.

Our global e-commerce leadership position continues to grow. On a worldwide basis, global e-commerce sales increased 22%, domestically a 16% increase, internationally a 136% increase. We now have 32 sites -- global e-commerce sites around the world including the industry's first [old] Hispanic North American site. As I said, we completed our Guilbert transaction and we opened four retail stores in Madrid, Spain, even if the total five as we launched retail in the first quarter of this year -- in the first half of this year. On a consolidated sales basis, sales improved by 7% in the second quarter; 4% for the first six months. Sales increases in BSG, e-commerce, and international including some impact from -- positive impact from European exchange rate transactions, more than offset the negative 3% retail comps in North America. Comparable sales were down 1% worldwide for the quarter, down 2% for the year. As I commented earlier, we continue to gain leadership position on our e-commerce side.

On an operating profit basis and now as you recall, Eileen said, I would make comments excluding the impact of EITF so that you get a more comparable look at our business, quarter-over-quarter, year-over-year. So, my remarks going forward now will exclude EITF, as Eileen said, both on our website and in the detailed release, you can get the reconciliation to these numbers. But, [ex] -- we have a change of accounting for the vendor EITF, consolidate gross margins were down 34 basis points from last year. Operating expenses were up slightly by 27 basis points and as a result consolidated operating profit was down 61 basis points year-over-year in the quarter. Second quarter operating profit reflects negative comps and gross margins declines in North American retail, which will -- I will comment on in a minute, offset by strong results in BSG and our international results were possibly impacted by favorable currency rates and the addition of Guilbert operations for one month of June. On a diluted EPS basis as I said we made 19 cents a share versus 18 cents a year earlier. We had no impact -- EPS impact in the second quarter for the adoption of EITF 02-16. Originally, we anticipated that we could have as much as a 2 cent negative impact this quarter, but we managed our inventories better than we thought, inventory actually only increased slightly and therefore no EITF in this quarter's results.

On a North American retail standpoint, as I said, sales were down 1% to 1.3b, comps were down 2.9%, compared that of 400 basis improvement over the first quarter of last year. Each month during the quarter got there and June as I said ended up with slightly positive comps.

Our core office supply categories including ink and toner and the impact we've had from our merchandise changes in ink, toner, writing instruments, binders, and some early results from furniture, were positive for the quarter. Furniture by itself was down 5% for the quarter, that's a less of the decline in the first quarter of this year. Technology was down 7% that too is less negative as been in the past. In the technology area desktops and laptops were down 12%. [CTL], the configured order computer systems were up for the first time in several quarters as we implemented new technology in our retail stores nationwide, making it easier for customers to configure PC's, desktops to their configuration and we're seeing some nice increases in [CTLs] from that initiative. Comp transactions were up for the quarter in spite of being negative in April, and again throughout the quarter we saw improving trends in traffic and in transactions. Average ticket size declined about 2%, and that's predominantly because computers, monitors, and all-in-one machines where unit growth was up significantly in units, above 20% in both categories. Actual dollars were less than that and so that's the deflation going on in computers, monitors, and all-in-one machine. So, our unit activity is very encouraging but it's somewhat mitigated by average lower selling prices of these three categories.

Our customer service indexes as you measure customer service in our stores as we started to focus on that now three years ago, increased again to its highest levels. We open seven stores, closed one, and relocated two, and we are on track to open 35-40 stores this year. The variability will occur in the fourth quarter when we make some decisions on whether to open them late in the quarter or carry them into 2004. Our comps and our retail were impacted significantly by merchandising issues. In Depot, we have a significant increase in units. Our


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binders rollout is complete. Our writing instrument rollouts were complete. Our furniture tests -- we began to test in the second quarter. We will now roll furniture initiatives to more than a third of the chain in the second half of the year. We are encouraged by the results we are seeing in our new furniture [pads], our new assortments, and what they are doing to drive furniture sales, and we are confident that we can roll back to a [third] of the store, third of the store by the end of the year.

Technology, we are seeing some positive [web connect] in technology and in some cases we will make some significant technology changes in assortment and in layout and design that we think will improve technology during the fourth quarter. As I said earlier, Millennium was opened; the early results are quite encouraging. The results I am speaking to are really customer feedback. We are doing extensive customer research in this Millennium store. Our customers like this store a lot. They call it [inaudible]; easy to navigate, they shop longer in it. The average ticketing is slightly better than the chain. The approximate rates of merchandise are better than chain averages and while the store is only been opened for four weeks, we are encouraged by its results and are now foreseeing with remodeling 22-28 of those stores in the chain by the end of this year. Our Stop & Shop is now in all the 15 stores. We are encouraged by the results of Stop & Shop business well and this may result in future roll outs when discussions are now with Stop & Shop about that possibility.

Retail excluding the impact of the EITF gross operating profit declined 345 basis points year-over-year, that's a 51% decline. I know for some of you now that are seeing in the details, you'll see gross margins that are declined in the quarter 305 basis points. Let me give you some insights of that. I know there's a great deal of concern that the promotional activity is driving these lower margins and that's simply not the case, let me give you some insight. Normally, we do not break out the component of occupancy expense, which we include in reported gross margins. But occupancy expense in this quarter was actually up quarter-over-quarter 100 basis points. Basically, half of that was the cost we absorbed to rule out [inaudible]. [Appreciate], we put in each shop in almost 850 stores. In additional to [electrical] moving fixtures, work, and labor, we absorbed cost in [inaudible] this quarter that we won't have on an ongoing basis. The other half of that 100 basis points is a result of the de-leveraging retail. Retail sales actually declined second quarter of this year versus second quarter of last year and the growing impact of new stores coming to our base as we now are accelerating somewhat store openings. The other basis point increase was predominantly associated with our decision late in the quarter to increase clearance activity to make our stores better and easier to implement the furniture, the binders, the right instruments [inaudible] layout. We made the decision late in the quarter to accelerate [clearance for] markdowns and this is over two-thirds of the difference in gross margins that we talked about the 200 basis points. Shrink did increase in the quarter pretty much on plan. We knew all along when we put [inaudible] more accessible to our customers. We anticipated a higher level of shrink. Actually, shrink is actually below our anticipated rate, but higher year-over-year. I might add in the second quarter of last year, we had one of the best or the lowest shrink in the history of Office Depot and we are against that comparison. We now plan on implementing electronic tag systems in our retail stores prior to yearend, which we think will reduce even further what we believe to be industry leading shrink members. While our shrink went up, we are convinced as retailer were world class in this category, but we think the EAS system is where you are going to pull it more. We did have some margins impact as a result of the promotional activity. This promotional activity is predominantly focused on direct mail and [coupons] versus insert advertising. We plan to continue that. With dry store traffic, it does have an impact on margins but it doesn't generally cause wide spread comparative responses because these are highly targeted focused promotions,



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which have significantly high response rate from the customers that we sent the
[coupons] promotional activities tool. Our retail expenses rose virtually all associated with the [inaudible] roll out and as I said earlier, we've sold about $10m as one-time cost in our retail operations this quarter. That we are -- the labor associated with [inaudible] roll out as well as the expenses we absorbed to implement that chain wide significant event during the quarter. As I said, as result, operating income in North American Retail declined 51% quarter-over-quarter.

Turning to our North American business, Services Group, sales increased 1% for the second quarter and 2% for the first 6 months. Our contract division grew 5% reflecting continued gain in large national accounts. Sales in the east and the central region increased in the quarter -- in the first half, while sales in the west were lower compared to the same time last year due impart to the issues in the State of California with their budgetary issues. As most of you might know, we have a significant presence in California, historically we've had one and the budget issues in California are effecting our business and until California resolve those, it could cause some pressure on our growth rates in that important state. We added more than 18,000 new accounts to this business in the second quarter of this year. That's up from 17,000 new accounts a year ago in the first quarter. This business does have growth characteristics, particularly the large customer segment. In fact, in the last two days, we have been notified that we have received -- we have been awarded two significant contract accounts -- Philadelphia area college -- the Philadelphia area college coalition, which was formally a stable account, and the State of Virginia, which was formally a [inaudible] State accounts, we think those will be at run rates north of $25m and really just evidence of our increased penetration into this large account segment. This business segment was negatively impacted softness in our Office Depot catalog sales. That continued in the second quarter, we believe we've taken actions including the consolidations of activities between Office Depot catalog and Vikings that will lead to better results in the future, but the decline in that business, more than -- almost more than offset the gain in the contract business. Our domestic e-commerce sales in this category, as I said earlier, was 16%.

On the operating profit side, this is really a great story. Given the fact that sales in this segment on a consolidated basis here in North America only grew 1%, we had an operating profit improvement of a 133 basis point and achieved a 9.5% operating margin. This has been one of the best stories of Office Depot in the last few years. In the last two years since June of 2000, we've taken out more than a $100m of costs out of our North American warehouses, we've done it without massive layoffs and we still have more opportunities to take further cost out of this business. So, this is the story in which we've done extremely well. We use technology to drive improvement, we've invested to drive returns, our quality measurements remain virtually at all-time highs, our gross margins were actually up in this segment over year-over-year as we focused on this healthy part of our business, and gives us a more balanced portfolio of businesses, which I will talk even more about including Guilbert.

On the international side, sales in local currencies grew 28% and 52% in U.S. dollars. Foreign currency translation benefited sales in this segment by $91m. Now remember as well that we have included one month of Guilbert in these numbers and that was about $121m of revenue. From an EPS prospective, Guilbert after some early integration costs, added less than a penny to consolidated GAAP EPS. We continued to have our contract business, the Office Depot contract business that we have started up, grew nicely to over 97% in the quarter. Our e-commerce sales grew. We saw improvement in retail comps in France. Our results in Europe were offset by softness in Germany and some continued softness in France overall. But on an overall basis, at the international again, turned in a [stellar] performance.

Gross profit in this segment was down 50 basis point, that's primarily a mix issue as we gain more our business in contract, it tends to mix down our margins. Operating and selling expenses actually were down 22 basis point despite our continued investments in new countries and new channels, which we had invested prior to the Guilbert acquisition. Operating income was down 28 basis point, again reflecting the contribution of our contract businesses. Operating income actually grew 48% in U.S. dollar in the second quarter. So when currency translation benefited operating profits by 10m that on a consolidated EPS basis less than a penny a share, we grew a 27% in local currencies and we continue to make progress in Japan, while we are still losing money in Japan, it's well on its way to reducing its losses again this year by 50%. We are seeing some light in Japan. We intend to add 6 stores in the second half of the year. We are seeing some historic performance in Japan that is encouraging in spite of the fact that the business is slow losing money. Our contract business in Japan is also growing nicely and this is in spite of a very difficult



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economic environment in Japan. What I would like to do now is to turn the call over to Charles Brown, EVP and CFO who will give you some insight into Guilbert, insights into the rest of this year and going into the 2004, a little bit about our balance sheet some numbers, then I will finish up and we will turn the call over to questions. Just from a highlight perspective though, I would say that early on this has all of the appearance of being a great company and a great acquisition. Our surprises have been the depth and strength of their management team and as the more we visit, the more we are encouraged by what we see. We are encouraged by the morale of the Guilbert organization that likes being a part of a global company, whose focus is growing office products and related products. These are good businesses. It's early in the integration. Clearly, we got some challenges. We believe that we've got a management team both in place in Europe prior to the acquisition as well as a significant amount of talents from Guilbert. And on that regard, we just got to announcing internally our country management organization and over -- in 3 of our top 6 country managers are former Guilbert executives. So, with that I'm going to turn this over to Charlie, who will give you some insight into the numbers of Guilbert, a little bit about the transaction itself, some view looking forward, and then I'll close the call and listen to questions. Thanks for taking the time to be with us, Charlie.

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CHARLES BROWN

Thanks Bruce. Well I think the -- one of the key points in this transaction is that there have been no surprises. It has really unfolded pretty much as we had communicated back in April. In terms of financially, we've made the last payment which was 265m Euros in the third quarter on June 30th. I would point out that the purchase price ultimately is going to be around 780m Euros that contrast to the 815m Euros that we had announced at the signing of the transaction, a lot of that is just settling out through the sale and purchase agreement. In the quarter, as Bruce mentioned, we added $121m to our revenue, but the EPS impact was less than a penny. Early earning accretion was really reduced by merger costs and intangible amortization. I would also point out in our P&L that miscellaneous income, we have about $11m in our foreign currency gain as a resulted the cash and pooling arrangements that we executed leading up to Guilbert. So, there's 2 cents in miscellaneous income. Operating profit is in line with our expectations, so while sales were down, the business continues to pool in very well. First half revenues are down largely because soft European economies and a stronger focus on account profitability. So, far what we've seen is our synergies have been confirmed. We were pretty much right on with our modeling. Our costs are actually coming in lower than we model, so that's where the accretion comes from and you think the accretion to this acquisition is going to be 2-3 cents this year. That's up from basically flat and next year we expect 12-15 cents of accretion versus our previous guidance of 5-10 cents.

Returning to the [cut] news financial highlights, our cash balance at the end of the quarter was $460m. Again, we had to complete the payment of Guilbert of $265m Euros, which actually come out and responded through that cash and a little bit of use of our revolver. Inventories in the quarter were a [1.257b] versus [1.001b] last year. I would point out that those inventories include about a $100m of Guilbert inventories. If you take out Guilbert, we were up slightly in retail that's the result of actually launching back-to-school earlier this year than last year. Our contract DSO was 42 days at the end of June that contrast to 47 days last year. We seem to book to log on that number. Our overall DSO is actually 24 days if you blend in the other portions on our receivables. Our CAPEX in the quarter was $63m; depreciation and amortization was a $111m. Our free cash flow was -- for the quarter was $25m, $82m for year-to-date. That excludes the impact of course of the Guilbert transaction.

Now, turning to guidance for '03, North American retail; we expect our retail comps to be slightly positive in the third quarter and positive in the fourth quarter. This is continuing the trend that we saw second quarter and our sales both to positive retail comps; slight positive in June. Gross margin should decline about a 100 basis points versus last year in the third quarter and be somewhat flattish in the fourth quarter. Our costs were inline with -- our other costs are going to be inline with the same procedures as last year.



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In North American BSG, we expect our sales to take up in the third quarter followed by mid to high-single-digit growth in Q4. As we see the benefit in some of our improving trends in North American commercial catalog business. Gross margins will be down in the third quarter and the fourth quarter and BSG. This is the result of the increased mix of our large account customers. We expect our continued cost management in terms of our sales force and our North American warehouses and call centers to continue their performance, which has been absolutely outstanding over the last three years. Internationally, we'll now be almost $3b by the end of the year in terms of we rolled in our Guilbert acquisition. However, when we mix Guilbert's gross margins, we expect our overall international gross margins will mix down by about 250 basis points; again, the contract business being a lower margin business than the banking business.

Operating margins, [this will] show some improvement; however, we will continue to manage those very aggressively across all our businesses. In the quarter -- in the second quarter our tax rate actually declined and we expect tax rate to be at 32.5% for the balance of the year. This is largely a reflection in mixing in our acquisition of Guilbert, our international operations, which we enjoy some very, very favorable tax rates as result of some of the structural things that we have done. Our capital expenditures are on track at [$253m]. We have pulled back a little bit as result of the Guilbert acquisition. We now anticipate the full year EPS will be in the $1.5-1.7 range that excludes the cumulative effect; we are adopting EITF 02-16, which we did at the beginning of the year. And, it seems there are no further impacts as a result of the inventories on the balance of the year. And with that we'll now do turn it back to Bruce.

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BRUCE NELSON

Thanks Charlie just a couple of more comments on Guilbert just from the sales trend perspective, Guilbert being it's -- in 2002 actually had a down year in sales those trends continue in to 2003. For Guilbert June was actually down year-over-year; we anticipated that that's the reflection of their focusing on profitability, their margins were up. So, we anticipate year-over-year with Guilbert, if we were standalone, we would actually have less revenue in 2003 than it did it 2002. I also point out that in our EPS results for the quarter, yeah, I gave some additional other income that was in a way directly related to Guilbert. When we knew we would be paying for Guilbert in euros, we moved US dollars to our Irish financing subsidiary and got a larger currency gain on that transaction than we originally anticipated, and so when you go into the details of our P&L, you shall see other income up slightly, about 2 cents. Predominantly result of that one-time movement of currency in preparation for the purchase of Guilbert, and as Charlie said, this is a great company, and we settled along that at least in this half of the year, we didn't anticipate a lot of growth in the Guilbert business year after year, we don't anticipate that, but we do look forward to growth in 2004.

The quarter in just summary before we turn over to questions. The quarter was a good quarter, I don't think it's a great quarter, but it was a good quarter. I think I would ask you to focus on what this Executive team said it would do. This is now being three years we've been together most of us and we said that we would focus on delivering results and we have. We changed our business portfolio. With the acquisition of Guilbert we now have almost a third of our business outside the United States. With our growing delivery business in North America and our contract business, we have a much more balanced business portfolio and that means we believe -- we think we can deliver overtime consistent results. This makes us somewhat less dependent on North American Retail as retail in North America is now less than 50% of our sales. But we also promise we would not lose focus and sight on driving North American Retail sales, we haven't and we won't. I know there is concern about margins. I can tell you -- I can only say to you that on a go forward basis, we do not see structural, pricing, marketing or competitive factors today that would cause us to believe that margins are a problem in retail on a go forward basis. We have



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always had mix issues in margins and for example, in the third quarter, we are optimistic about back-to-school. Back-to-school trends at lower margins, we comp negative last year in back-to-school it's our belief we will comp positive back-to-school this year. So, on that basis, I think, we have a good quarter. I think the take away is the momentum Office Depot is gaining, [momentum] in retail, we have initiated a lot of initiatives, we have had an awful lot of people work hard to get these done including our people in our retail stores.

Our contract business [inaudible] accelerating. We've got better merchandizing today than we've had in our long time of Office Depot or may be ever. Our margin advertising programs are more effective, our ads are better, they are more focused. And so, we build momentum once step at a time and we will now take that forward. So with that, we will now turn the call over to your questions. Thanks again for taking the time to listen to us this morning.


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OPERATOR

At this time, if you do have a question, please press "*" "1" on your touch-tone phone. Again, that is "*" "1" to ask a question. If you wish to withdraw your question, you may press "*" "2". Today, our first question from Matthew Fassler, sir your line is open.

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MATTHEW FASSLER

Thank you very much and good morning. A couple of questions to ask today; first of all Bruce, can you give us a little more insight on why you see -- why you anticipate some turnaround in the catalog business? And just a little more detail on some of the steps that you are taking to drive the business forward?

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BRUCE NELSON

Yeah, first of all, it is -- frankly it has been soft for sometime and so you have started to, in some respects, anniversary [of] a little better numbers. Two is, we really believe by combing the marketing, merchandizing organizations of Viking domestic, and Office Depot catalog and putting those in a new business unit with a new leader called Business Direct. We believe we need to focus on better prospecting and advertising and customer contact and combine that with some things we're doing ion our call centers, we think we can earn this business from the great extent in terms of negative growth to neutral to slightly positive. It's not all going to happen in the third quarter, but directionally we're starting to see some signs that encourage us. So, as good prospecting has to do with the combination of synergy you get when you combine marketing and advertising organizing together, we're optimistic with some things we've done in catalogs. We just launched our best new big book ever to our custom base; we believe this business will somewhat accelerate.

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MATTHEW FASSLER

Got you. And just a couple of quick questions on some of the numbers, looking at the cash flow statement, operating cash flow, as it is disclosed here, is down a bit. The biggest delta seems to be changes in working capital and other. And Charlie, if you could just give up a little bit of the detail whether some of the working capital increases related to the acquisition show up as cash increases in working capital or whether they are line items, receivables or inventory what not, that would show a significant increase even ex the acquisition.

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CHARLES BROWN

Well, with the Guilbert acquisition, we did increase our investment in working capital. Guilbert brought over with it about 300m in receivable, that's now -- that's why we had a very large jump in our receivable portfolio to over $1b. And as I mentioned earlier in the call, it's a $100m in inventory. All other of that is connected to the Guilbert acquisition.

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

I think, Mat, there is another piece on retail. We did make a decision also in the quarter to field a little earlier for back-to--school and that has got some increased inventory in our second quarter results. Had we built on a same basis



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as last year, our inventory in the second quarter would actually would have declined, but we think there is an opportunity in back to school and we will be a couple of -- it's interesting we are back to school since July, but some schools will start in a couple of weeks. And so, we got some early encouraging signs as a result of the inventory built there. Our DSO in North America is trying find out actually better. Yeah -- and one thing we are [anniversaring] is significant improvement in our supply chain a year ago. Yes. We still have the industry's highest inventory return. We know that's true in retail, we think it's true in our BSG business. So, it does get a little more difficult to keep improving that -- although we think [inaudible].

--------------------------------------------------------------------------------

MATTHEW FASSLER

Correct, great. And finally what does cash and debt look like, I guess after you have the final payment on the Guilbert transaction?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

After the transaction we are into our revolver about $60m. As you know, there is a certain amount of cash when you compare the balance sheet, it's trapped in the system, so you'll see that there, but we are into our revolver about 60m. Our current cash flow projections have this actually working out with that by the end of the year.

--------------------------------------------------------------------------------

MATTHEW FASSLER

Great thank you very much.

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

On that subject as well, we said along, we financed this Guilbert merger with all cash and we said that once we completed that transaction, we would look at alternatives and we are so there could be some options we look at in the second half of the year. Because at the moment that's all been -- they all have been financed by internal cash, but good news is we had the cash to deal with.

--------------------------------------------------------------------------------

MATTHEW FASSLER

Thank you so much.

--------------------------------------------------------------------------------

OPERATOR

Thank you our next question comes from Aram Rubinson. Your line is open.

--------------------------------------------------------------------------------

ARAM RUBINSON

Hey good morning guys.

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Good morning Aram.

--------------------------------------------------------------------------------

ARAM RUBINSON

One question about the U.S. catalog business it seems as if not you just you, but your competitors are like or kind of struggling a little bit in a U.S. catalog space and tell us what you are going to do with mailings if you think that space is kind of go out of capacity. I do, but just kind of curious what your thoughts are on that business?



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CORPORATE PARTICIPANT

Aram, if you think it is got to go out then must that will go out. You are a smart guy. I knew that, but I don't -- I think this is more indicative of the impact this economy has had on small- or medium-size businesses. I think the untold story about this economic environment is that how far small- and medium-size business have been hit. I think that's reflective in our retail comps I have said all along. I know you all like to compare that with our two major competitors, but the reality is -- we've got -- we've always had and continue to have more of our business focusing small or medium-size business, so that's one. Two is, I think that the independent dealers that have survived onslaught of super stores are better competitors today then they were in past. Three is, I just -- there is a still a large segment of customers who prefer to buy catalogue, and I think that the way that you get access is we've this challenge in a multi-channel environment at where we generate or put the sale, and my only point is we look at it in a multi-functional basis, and I won't comment specifically on what we do intent to may [inaudible] got some appropriate. It's just -- I am just saying I think this business is going to continue to comp negative as it has. I don't think that -- I think I am optimistic about what we are going to do that without going into the specificity of some plans we are doing as we speak and some we have [more of]. And again, I am not trying to be evasive, I just don't' think it's wise to talk about those from a competitive basis and again, I think we are going to get synergies in this segment by the combination of [inaudible] and Office Depot marketing, merchandizing, advertising organizations. So that's my optimism that business starts to tick up slightly. We haven't put in our forecast for this year robust business yet, it just ticks up.

--------------------------------------------------------------------------------

ARAM RUBINSON

Just one quick follow-up, when you talk about the accretion from Guilbert, does that incorporate the lower tax rate that you're seeing on consolidated basis or is that from an operating line?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Well, the synergies, as we have talked about back in April, did have a fair amount of tax synergies in it, so that -- it is in that number.

--------------------------------------------------------------------------------

ARAM RUBINSON

Okay and so then that tax is what like a penny or quarter or something?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

The rates dropping from 34-32.5 so --

--------------------------------------------------------------------------------

ARAM RUBINSON

Okay, just wanted to double check. Thanks.

--------------------------------------------------------------------------------

OPERATOR

Thank you. Our next question comes from Dan Binder. Sir, your line is open.

--------------------------------------------------------------------------------

DANIEL BINDER

Yes hi, few questions, first on your ongoing investment in Europe, now that you've made the acquisition of Guilbert, will that back off at all? I know it's pretty significant last year. Secondly, can you give us the idea what impact markdowns -- the higher than expected markdowns hit EPS? And then lastly, given the good results from Stop and Shop, and I guess it sounds like you might have the potential rollout there at some point. Is there an opportunity to do that with other grocery chains?



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CORPORATE PARTICIPANT

Okay, with the three questions, first on the internationals investment side, we are still early into acquiring Guilbert and certainly have to understand from the capital prospective the conditions of their facilities, the condition of their systems, if you will, and what all that means on CAPEX. And I don't have a lot more insight that yet because that's work is being done as we speak In terms of the investment in startup cost, I think we have begun to slow and we did that in the last couple of months to hiring plans we had for new sales reps in the countries in which we competed against Guilbert and so, once we were certain that we could close the Guilbert transaction, we basically started to back off plans to hire our own reps because we said there is some synergy there. So, on the CAPEX I think, Dan, I got to answer that later. I think it's fair to say that if you look to the CAPEX spending, we would not anticipate that it would dramatically increase or decrease, it just might be done in different places. The other thing I add on CAPEX again as the business grows and your grow activity, certainly you put pressure on warehouses and we've got a couple of major new facilities either underway in Europe or we've approved in Europe, either way they are going to add to CAPEX and those predominantly are in U.K. and France. On the second question on markdowns, if you go back again and say that our retail on a reported basis is down 305 basis points. I said a 100 of that was gross -- was occupancy related. So we are looking at 200 basis points. I think it is fair to say that almost two-thirds of that was focused on the acceleration of clearance and markdown, so, a substantial portion of it. And again, that's the decision we made to move it out, have the effect of reducing this in-store inventories, have the effect of giving us more space in stores, have the effect of getting merchandize out quickly, so we take less of a hit on it if it didn't sell. It made easier to re-plan-o-gram merchandizing that we did in ink and toner and right -- and furniture, we all have one plan to do. We just accelerated. It just appeared to us as we started to roll this out, we needed to do that. So, I think, you know, directionally two-thirds of the 200 basis point decline in the second quarter of real margin is in retail.

--------------------------------------------------------------------------------

DANIEL BINDER

Okay, and then lastly on the Stop and Shop?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Stop and Shop, yes, that is, you know, I don't -- that's [where I have] no comment. I think we are happy with our results to-date in Step and Shop. They seem to be happy as well. I have said all along that this leadership team will focus on ways to grow our North American business. I know all of you would like me to tell in advance what those ways are. I told you we grow in the first half -- first quarter of last year and the base that we took into over the second quarter to you believe this in total. So we wouldn't articulate and that's kind of where we are and specially our new formats, I think that we continue to try to drive revenue. And certainly there are lots of other supermarket chains and all other kinds of chains that use you imagination. I don't know and it's not appropriate time to comment anyway even if I were more certain. So, I appreciate the question, Dan, just competitively I think we like the Stop and Shop, it's done okay. We have got 15 stores. They are happy, we are happy. We'll refine it and make even better. We will what grows from there.

--------------------------------------------------------------------------------

DANIEL BINDER

Just as a point of clarification, are you starting to see a pickup in catalog yet or you are just doing things are we should believe it could pickup next quarter?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

There has been some pickup in Viking's domestic result and we starting to see a slight pickup Office Depot catalog. So, yeah, it's slight -- yes, a little bit.



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DANIEL BINDER

Thanks.

--------------------------------------------------------------------------------

OPERATOR

your next question comes from Gary Balter. Sir, your line is open.

--------------------------------------------------------------------------------

GARY BALTER

Thank you. Three questions, Bruce if you can. One is a longer one, but your talks on the competitive scenario changing once Office Max gets incorporated within [Boise] conceiving the most direct overlap with their businesses. Second is your talked about Business Services Group getting stronger and then when Charlie was talking -- you mentioned the contracts that you are able to get, and when Charlie was talking he mentioned gross margin going down in that business. How do we on that side where but we don't get to see the specifics on numbers feel comfortable that we are not just trading margin for sales and the bottomline isn't really going to be any stronger? In other words, you're just essentially business right now. And then the third, could you tell us how much the clearance help the comps in the quarter and what the inventory looks like right now?[Whether you clean] as we go into the third quarter? Thank you.

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

[Cheek], those are long questions. I am going to take the BSG first and talk about because you can't see the numbers. First of all, large accounts historically have lower gross margins than small medium-sized accounts?

--------------------------------------------------------------------------------

GARY BALTER

Right, we know that.

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

That's the way it is. The question is are those accounts profitable on a fully allocated basis and the [FAR]? Second of all, do they drive [inaudible], the answer is yes, they do. Third of all, those up scales, it helps you buy better and reach programs that you otherwise wouldn't reach without them. Fourth of all, even though the percentage may be less, they add absolute dollars of income and that's it. And so I can only tell you that this organization is focused on account profitability. I came into the business three years ago and so we were focused on that basis. I think that is part and partial part of why we've taken out -- how we've taken out $100m of [Wales] cost. We focus on account profitability and there are some large accounts we continue to walk away from and which we don't think we can deliver value to our shareholders and we are not trying trade dollars for dollars. So, that -- as this segment gets bigger, we will average down our gross margins. We may average down our operating profit contribution, we will not average down total profit contribution. And on a total return basis, account profitable basis, I can just assure you that this management team has not lost its focus. As the matter of fact frankly, I think we could accelerate our sales growth in this segment if we wanted to take some marginal accounts, which at times we think some of our competitors do.

--------------------------------------------------------------------------------

GARY BALTER

Okay.

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

The third question is what the impact of this shrink did on comps, I don't know that --

--------------------------------------------------------------------------------

GARY BALTER

The shrink and the clearance?



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CORPORATE PARTICIPANT

And that clearance. Yes, I mean, clearance. Excuse me, I made a mistake. So, the clearance did on comps, I don't know I don't think it's material. I don't think you ought to be concerned that the large amount of clearance drove unusually positive comps and therefore we don't have them here and [possibly] trends.

--------------------------------------------------------------------------------

GARY BALTER

Okay.

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Basically comps in all categories that are important to us, certainly had some impact, but frankly I don't think it's material or if it were I think we'd call it off.

--------------------------------------------------------------------------------

GARY BALTER

And the inventory is clean going in?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Pardon.

--------------------------------------------------------------------------------

GARY BALTER

The inventory is clean going in --?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Yeah, I think --- clean because --

--------------------------------------------------------------------------------

GARY BALTER

Cleaner?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Cleaner. I mean we got $1b of inventory. I mean, it's never fully clean. I mean, this is the nature of retail. But yeah, I think our inventory is pretty clean, I do -- I am pretty confident about our merchandising initiatives. We could have some -- we are going to rollout furniture to another [part] of the chain and certainly I think we could have some clearance in that category as we roll that out. But I -- but that's again accelerating what we think the benefit is. So there could be some clearance activity in furniture in the quarter, but I mean looking forward we think retail gross margins will be in the neighbor of a 100 basis points less in the third quarter than it were last year. And we try to roll that in. Back to the merger; yes, true that we, Office Depot, more overlap max on a retail basis than does our competitor Staples. I don't think in the short-term the merger adds retail expertise and strength to Office Max, I don't. I mean I think [Boise] has got a lot of smart people there, I used to work there and I have respect for how they run a business, but they don't think off the first [T] if I could borrow their expression, they get -- they are stronger in retail because of the merger. I think they are a stronger player as it relates to buying and I think the short-term impact is all about manufactures, and I think that's -- if I were a manufacturer, I might be somewhat wily today because if you look at the early aspects of that merger, at least the justification they did publicly, it's a lot based on purchasing synergy.

There is an aspect of business that it is important too, is [cut-size] paper, certainly [inaudible] got an expertise in that. It went from the fourth largest in that category and they talk about a [mill direct model] and I suppose that could give them some world class cost to get people from the paper mill to the desktop. I think we live in a competitive world and I would guess that our paper suppliers would step up to the plate and say share to them is important, so I don't anticipate that going to lower margins at least from our perspective. I don't know about the paper manufacturers. From a balance sheet standpoint,



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you're a better expert at this than I am, I mean this is a combined company that certainly has got a point from ways to raise cash and to a long-term reduce debt and I don't know how they intend to do that and I suppose you could argue that the combined company kind of finalizes the fact that there will be three players in the super stores segment for some time. I know there's always been some speculation whether max would make it or not, and as you probably know Gary, I've never been on the side that said they will go out of business.

--------------------------------------------------------------------------------

GARY BALTER

Yes.

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

The competitor, well they are-- well they have got the great retail price, they are very good competitor. I'd expect them to remain one. I don't think [inaudible] necessarily makes them a better competitor, that's my view.

--------------------------------------------------------------------------------

GARY BALTER

Okay, thank you very much.

--------------------------------------------------------------------------------

OPERATOR

Our next question comes from Colin McGranahan, sir your line is open.

--------------------------------------------------------------------------------

COLIN MCGRANAHAN

Thank you, a couple of easy ones. First, the tax rate, should we assume 32.5 for next year as well?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Yes.

--------------------------------------------------------------------------------

COLIN MCGRANAHAN

And then you said EITF, they were impacted in the second half as in your assumption, care to comment at this point with what -- how it might look third and fourth quarter?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

No, I think we'll not comment now. As you know what happens is -- as we build our inventories and then part of what we are doing now as we try to grab our comps and retail will be a lot of [tweaks] inventory in it. We would rather just not confuse the situation by adding it in.

--------------------------------------------------------------------------------

COLIN MCGRANAHAN

Okay.

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

We just don't think, I mean as we look at it now Colin, our plan is that we will not have any EITF impact in the second half, but again as you know that's all that function what happens to your inventory.

--------------------------------------------------------------------------------

COLIN MCGRANAHAN

And how much we've to differ?



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CORPORATE PARTICIPANT

And how much we have to defer a vendor program and even that's not a science. I might add too that one of our many challenges is that the specificity all of you would like us to get the EPS. I would point out to you that a penny EPS at Office Depot is about $4m -- $4-5m and you are - - their expectation is we can get our earnings within a penny or two for the year that's pretty finite. So that's one of our many challenges and we try to give, you know some insight to our business to get it down to that degree of specificity and a pretty complex business model that's got a lots of moving parts to it. So, -- And we understand that the EITF is fairly confusing. Okay it's confusing to you, it's sometimes even confusing to us and what we are trying to do is be absolutely clear about what's in the number and not in the number, and so it's not in our second half, but when we issue our big quarter update -- you are really in a position and to comment on it.

--------------------------------------------------------------------------------

COLIN MCGRANAHAN

Got you. Finally Bruce for, you know, you had a Guilbert under the belt for about the month here and have you learnt anything about their ideas for growing the business and what do you think the top line growth of that business can be going forward?

--------------------------------------------------------------------------------

BRUCE NELSON

Well, I think first of all this is an organization from the top level of it that has focused on not going at the top line for the last year and half. This is the focus this organization has had throughout Guilbert, this is general statement about improving the profitability of the business and focusing on getting the comp profitability. So that's the first thing. So, two is I think we are liable to get as we did to sales forces integrated and we get a mind set into Guilbert that we're eager to grow. We got the capacity and capability to grow, but I think we'll [inaudible]. I think if you look to the Guilbert model in to '04, and by the way we will not in the future continue to break out Guilbert. I mean, just so you understand, we're going to park it into our international segment. It will be harder to un-mingle it of you will, we broke out in June so you know the impact will give you some insight to what the -- certainly going forward to next year, we're not going to comment about Guilbert separately. But I would say that the Guilbert, we wouldn't anticipate that Guilbert would grow next year to '04 in the low- to mid-single digit, and then accelerate in the out years as we get rationalization to our sales force, as we build in a culture of growing, I mean our Office Depot contract sales force has been [inaudible] and focused on growing. We think there's some [up turn] in Guilbert. It does double our size so you would expect that our growth rates overall in Europe will flow because Guilbert basically doubled our size, but again we are not anticipating and didn't anticipate in our model that our goal this year on the top line. We see growth starting to occur in 2004 and beyond, and I think can accelerate beyond 2004. We are seeing some nice growth in one or two countries in Guilbert. So, it's not a country by country thing. And, again I am not going to comment on which are those countries, but I can tell, amongst these things. I am delighted this is a part of our company and delighted with the leadership we have seen at Guilbert. Delighted with the merger progress to-date, our role is [inaudible] we've seen. This is going to be a great company and this is going to be a great acquisition. So, rigorous risk to integrate goals there and the people are dedicated to make this work, so long answer for your question [Collin], but give you some insights that will be additive as we see it six weeks after we acquired it.

--------------------------------------------------------------------------------

COLIN MCGRANAHAN

I appreciate it. Thanks.

--------------------------------------------------------------------------------

OPERATOR

Our next question comes from Michael Baker. Sir your line is open.



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MICHAEL BAKER

Hi, thank you. I just wanted to ask a quick question on the retail gross margin, the numbers you gave up, total declines of 300 basis points, a 100 from the occupancy costs, 200 from the clearance activity and then there is also some decline from the ink and toner shrink, I guess, would that imply that there was some positive offsets?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Yeah -- what I said was that go back again -- the 200 basis point decline in -- if I call it real margins for minute excluding the impact of occupancy. I said about two-thirds of that was clearance related. The other third of that was a combination of promotional activity and higher shrink.

--------------------------------------------------------------------------------

MICHAEL BAKER

All right, I got you. Okay, thanks. [inaudible].

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Thanks.

--------------------------------------------------------------------------------

OPERATOR

Thank you. Our next question comes from Bill Sims. Sir, your line is open.

--------------------------------------------------------------------------------

BILL SIMS

Good morning two question, if I may. First, can you comment on how your strategies that was in Japan over the past year and given estimate yet and when you might see profitability there and second question is have you seen any noticeable increase in employee turnover at Guilbert relative to initial expectations?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Yeah, good questions. First, on Japan, I would expect that looking at the business that is today, I think that we would look at 2004 I was trying to breakeven. We haven't done our 2004 detailed plans yet, but directionally, I would hope we could come close to an operating profit breakeven position in Japan. The way our strategies change, we went to a single brand; we had an Office Depot and Viking brand. We went to a single brand and that's proven to be a right decision. We've substantially changed our store portfolio in Japan; we originally had three or four pretty large stores, typically, US sized stores. We opened stores today at 3,000 -- 3,500 square feet and they get an enormous amount of activity. We've got a contract business growing in Japan. We've hired a new person; we are really excited about; he is a great leader. So, far we think even helpful long term with having Japan led by our Japanese [inaudible]. We've got global sourcing, but we haven't talked off a lot about, but we think there is upside long term, the global sourcing including Japan.

On the turnover side at Guilbert, we've not yet seen it, we do have a concern about it anytime you talk about mergers people get that the feeling that there is high amounts of redundancy. The reality is Guilbert is highly complimentary. Guilbert is predominantly focused in all countries expect one on large accounts segments. There is one country in which they were more balanced in their approach and as a result, we don't see a lot of redundancy in sales reps. There is certainly some redundancies in G&A. We're through a detailed process of interviewing and analysis, we will make our final organizational announcements at the end of August, and certainly there is some anxiety until that happens, but no, we've not seen a huge turnover, we lost a couple of people that we didn't want to lose out of the some 1,500 they had, absolutely did. What we're



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really excited about is their excitement to be part of us and that seems to hold true, country by country. We've been on a road show in those countries and we're getting a lot -- off a lot of good feedback about our organization, and as I said earlier half the leaders of our countries come from Guilbert, and I think that helps this turnover as you saw. This is in the case where Office Depot acquired Guilbert and everybody that ran Office Depot get the new jobs, like running the combined both. We are getting the best for the best. So, good questions Bill, but I don't -- I'm not concerned at this point about turnover of Guilbert.

--------------------------------------------------------------------------------

BILL SIMS

Thank you.

--------------------------------------------------------------------------------

OPERATOR

Thank you. Our next question comes from Jim Corsal (ph.), sir your line is open.

--------------------------------------------------------------------------------

JIM CORSAL

Yeah, sir I'm working for more granularity on the new furniture role out, are you going to have more SKUs or fewer SKUs? Are you changing vendors? Are you going direct to more foreign sourcing of product? Any sort of granularity there?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

Jim, you know, the granularity is a challenge for us, because part of its competitive, I think if I characterize it this way, we are changing our assortment to focus on different value propositions, giving customers better choices for where they use the furniture and making those choices more clear in the furniture pad, both with [size], information, content, and the use of intranet technology. Frankly, most of the furniture in this new initiative is not foreign sourced, it's domestically sourced. In terms of SKUs, there is not a really huge net change in SKUs one way or another. There are different SKUs and so we got to get out of some old ones and get into some new ones. We've got it tested today in 30 some stores. We'll grow to a third of the chain, hopefully by yearend. Some would just say, why just a third? Basically it's the stores in which furniture is more important. Some of our stores have a higher percentage of furniture than another. So, I, in fact, helped you with the granularity of it. The test stores are doing well. We are excided about the results and we think we can get this category positive again. We have always been the leader in the superstore segment with the percent of sales we have in furniture that [lead then] when furniture and the economy turns difficult, means we've been more impacted and we think now we can turn furniture, which is negative comp now I think for three to four quarters, to positive and so, let's hope that helped you Jim with the granularity.

--------------------------------------------------------------------------------

JIM CORSAL

The vendors, though, are they the same folks you are dealing with right now?

--------------------------------------------------------------------------------

CORPORATE PARTICIPANT

[Predominantly] the same vendors, yes. [They are actually] most of the same, not all the same, but they are actually most of the same.

--------------------------------------------------------------------------------

JIM CORSAL

Thank you.

--------------------------------------------------------------------------------

OPERATOR

Thank you I will like to turn the call back over to Nelson. Thank you sir.



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BRUCE NELSON

Well thanks. We kept you a little longer then the hour we planned. I hope we've given you some insight into our business that helps you understand a lot of parts of the second quarter. As I said earlier from our perspective, it was a good quarter. It's not a great quarter and that's kind of where we are as a company. We think we are a good company, we are on our way to great. Great means we sustain results over a long period of time. We remain focused on our key initiatives growing North American retail sales, growing our North American delivery business, successfully integrating Guilbert and continuing to use technology and investments in technology to drive efficiency and productivity in our business evidenced by those results in our North American warehouses. We are optimistic about our ability to turn retail comps from negative of 13 straight quarters, where we believe our first positive quarter in a long time at Office Depot and we think that's the third quarter. We have some optimism about back to school, because we've, we believe, the best fully integrated coordinated multi-channel program in our history. This management team is committed to driving [inaudible]. We've demonstrated that over three years. We will not loose our focus. We will not try to drive revenue to the top line for the sake of the top line. We will try and drive profitable revenue that adds value to our organization and our shareholders. Thanks for taking the time this morning to listen to the Office Depot story. Have a great day, thanks.

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OPERATOR

Thank you. That concludes today's call, you may disconnect at this time.

                          (CONFERENCE CALL CONCLUDED)

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